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Exhibit 10.7(b)  Amendment One to the Itin Guaranty

                          AMENDMENT NO. ONE TO GUARANTY

     AMENDMENT NO. ONE, dated this 7th day of January, 1998 but effective as of July 11, 1997, to that certain GUARANTY dated as of October 2, 1995, by and between Thomas W. Itin ("Itin") and Williams Controls, Inc., a Delaware corporation, and its successors and assigns ("Williams").

     A. For its own benefit and that of its operating subsidiaries, Ajay Sports, Inc. ("Ajay") obtained financing of up to $13.5 million under a revolving loan agreement dated as of July 25, 1995 between Ajay and United States National Bank of Oregon ("US Bank"), as amended by a First Amendment dated as of October 2, 1995 (as amended, the "Ajay/US Bank Loan"). The Ajay/US Bank Loan was guaranteed by each of Ajay's operating subsidiaries and was secured by its inventory and accounts then existing or thereafter acquired.

     B. On July 11, 1997, Williams and its subsidiaries and Ajay and its subsidiaries refinanced their bank loans with Wells Fargo Bank, National Association ("Wells Fargo") through a joint credit facility (the "Wells Fargo Credit Facility").

     C. In connection with the above-described financing, Williams and its subsidiaries and Ajay and its subsidiaries entered into a Consent, Reaffirmation and Release Agreement dated July 14, 1997 with US Bank and Ajay issued a promissory note in the principal amount of $2,340,000 (the "Ajay/US Bank Term Loans"), payment of which was guaranteed directly by Itin (the "Itin/US Bank Guaranty") and Williams and its subsidiaries jointly and severally (the "Williams/US Bank Guaranty").

     D. This Amendment supplements and amends the guaranty dated October 2, 1995 which Itin previously delivered to Williams in connection with the Ajay/US Bank Loan and Williams' guaranty delivered in connection therewith, which Itin reaffirms as amended hereby.

     NOW, THEREFORE, Itin, as Chairman and Chief Executive Officer of each of Williams and Ajay and as a significant shareholder in both Williams and Ajay, in consideration of Williams' guaranty of Ajay's obligations under the Ajay/US Bank Term Loans, periodic advances to Ajay and for Williams jointly entering into the Wells Fargo Credit Facility with Ajay, and other good and valuable consideration, the adequacy and receipt of which hereby is acknowledged, and intending to be legally bound, the parties hereby amend the October 2, 1995 Guaranty of Itin as follows:

     SECTION 1 is deleted in its entirety and is replaced with the following in its stead:

     1. THE GUARANTY. Itin hereby absolutely and unconditionally guarantees to Williams repayment of the Guaranteed Obligations, as defined below. The "Guaranteed Obligations" shall include all of the following:

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     (a)  The Market Value (as hereinafter defined) of the 4,111,647 shares of
Ajay common stock owned by Williams (the "Shares") at not less than $1,400,000 on the date, if any, that Itin first becomes obligated to perform under this Guaranty. For purposes of this Guaranty, "Market Value" shall mean the average closing bid price per share of the Ajay common stock as reported on the Nasdaq National Market, the Nasdaq SmallCap Market or the OTC Bulletin Board, or if none, the National Quotation Bureau's "Pink Sheets."

          (b) Any and all amounts Williams or its subsidiaries are required to pay to US Bank upon performance under the Ajay/US Bank Term Loans.

          (c) Any and all amounts Williams has advanced, contemplates advancing or is required to advance to Ajay or for which Williams otherwise becomes liable to third parties for the benefit of Ajay in connection with the termination of Ajay's Revolving Loan Agreement with US Bank dated July 25, 1995, as amended (the "Original Ajay/US Bank Loan") in connection with the Wells Fargo Credit Facility.

          (d) Any and all amounts which Williams, under its joint and several liability obligations to Wells Fargo, ultimately is required to pay to Wells Fargo under the Wells Fargo Credit Facility to the extent that such amounts paid by Williams have not been repaid by Ajay or otherwise extinguished at the time this Guaranty is being called upon.

          (e) Amounts, including, without limitation, principal, interest and reasonable collection costs directly related to the performance of Itin hereunder.


     SECTION 3 is amended by deleting the reference in the second sentence to the "Williams Guaranty" and is replaced with "the Ajay/US Bank Term Loans or any other obligation which constitutes a Guaranteed Obligation hereunder".


     SECTION 4 is amended by renumbering subsection (b) as subsection (d) and adding the following new subsections (b) and (c):

          (b) upon notice (given in accordance with Section 6 hereof) by Itin to Williams terminating the Guaranty, which termination shall have the effect of ending Itin's obligation to guaranty any obligations incurred by Williams after the date of termination; PROVIDED, HOWEVER, that a termination under this subsection shall not terminate Itin's obligations with respect to any Guaranteed Obligations existing or otherwise outstanding on the date of termination under this subsection;

          (c) automatically upon a change of control in Williams other than a voluntary change of control by Itin; with "control" (including the terms controlling, controlled by


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     an under common control with) meaning the possession, direct or indirect, of the power to direct or cause the direction of management and policies of Williams, whether through the ownership of voting securities, by contract or otherwise; or


     SECTION 5 is amended by deleting the references in subsections (d) and (f) to the "Williams Guaranty" and inserting "the Ajay/US Bank Term Loans or any other obligation which constitutes a Guaranteed Obligation hereunder" in lieu thereof; and by inserting "or any other third party" immediately after "US Bank" each time that term appears in subsections (d) and (f).


     SUBSECTION (i) OF SECTION 6 is amended by deleting the reference to "Dale
J. Nelson" and replacing it with "Gerard A. Herlihy" where it appears in subsection (i), and by changing the area code references in subsection (ii) from "(810)" to "(248)."

     All other provisions of the Guaranty amended hereby shall remain in full force and effect without revision or amendment.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. One to Guaranty to be signed and delivered as of the date first above written.

               "ITIN"

               By /s/ Thomas W. Itin
                 -------------------------------
               Thomas W. Itin, Individually

               WILLIAMS CONTROLS, INC.


               By /s/ Gerard A. Herlihy
                 -------------------------------
                 Gerard A. Herlihy, Chief
                 Financial Officer



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

                                    GUARANTY

    THIS GUARANTY is entered into effective as of October 2, 1995, by and between Thomas W. Itin ("Itin") and Williams Controls, Inc., a Delaware corporation, and its successors and assigns ("Williams").

     A. For its own benefit and that or its operating subsidiaries, Ajay Sports, Inc. ("Ajay") has obtained financing of up to 513.5 million under a revolving loan agreement dated as of July 25, 1995 between Ajay and United States National Bank of Oregon ("US Bank"), as amended by a First Amendment dated as of October 2, 1995 (as amended, the "Loan Agreement"). The Ajay Loan Agreement is guaranteed by each of Ajay's operating subsidiaries. Further, the Ajay Loan Agreement is secured by the inventory and accounts now existing or after acquired.

     B. Williams has guaranteed repayment of the obligations of Ajay to US Bank under the Loan Agreement (the "Williams Guaranty").

     C. Itin previously delivered to Williams his guaranty in connection with Williams' exercise of stock options to purchase 4,111,647 shares (the
"SHARES") of Ajay common stock for an aggregate purchase price of $1,400,000, which guaranty is being continued as provided herein.

     D. This Guaranty, when delivered, shall supersede, in all respects the previous guaranty of Itin to Williams and Williams Controls Industries, Inc. dated as of October 4, 1994.

     NOW, THEREFORE, in consideration of Williams' guaranty of Ajay's obligations under the Ajay Loan Agreement and other good and valuable consideration, the adequacy and receipt of which hereby is acknowledged, and intending to be legally bound, the parties hereby covenant and agree as follows:

     1. THE GUARANTY. Itin hereby absolutely and unconditionally guarantees to Williams repayment of any amounts Williams is required to pay to US Bank upon performance under the Williams Guaranty, including, without limitation, principal, interest and reasonable collection costs, and the Market Value (as hereinafter defined) of the Shares at not less than $1,400,000 on the date, if any, that Itin first becomes obligated to perform under this Guaranty, all of the foregoing being hereinafter referred to as the "Guaranteed Obligations." For purposes of this Guaranty, "Market Value" shall mean the average closing bid price per share of the Ajay common stock as reported on the NASDAQ SmallCap Market or the

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OTC Bulletin Board, or if none, the National Quotation Bureau's "Pink
Sheets."

     2. APPLICATION OF PAYMENTS. Any payment made by Itin under this Guaranty shall be effective to reduce or discharge the liability of Itin hereunder without further notice of any kind.

     3. CONTINUING GUARANTY. Except as otherwise provided herein, this Guaranty shall continue to be in force and be binding upon Itin until terminated in accordance with the provisions of Section 4 below. If Williams is required to perform under the Williams Guaranty, Williams shall give Itin written notice of its performance thereunder and proceed to enforce this Guaranty.

     4. TERMINATION. This Guaranty shall terminate (a) if Williams, without Itin's consent, amends, modifies or extends the Williams Guaranty, or (b) when all of the Guaranteed Obligations are paid in full and 95 days has elapsed since the date of full payment and no bankruptcy, insolvency or similar filing has occurred with respect to Ajay or Itin. Upon the occurrence of any such events, Williams will furnish Itin written cancellation of this Guaranty and will return the original of this Guaranty to Itin.

     5.   GENERAL PROVISIONS.

          (a) No delay on the part of Williams in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

          (b) This Guaranty may not be assigned.

          (c) This Guaranty is made under and shall be governed by the laws of the State of Oregon.

          (d) Notwithstanding any provision herein to the contrary, if Williams is required to perform under the Williams Guaranty, it first will proceed against Ajay and its assets to satisfy the amounts paid to US Bank by Williams under the Williams Guaranty.

          (e) It is the intention of Williams that Itin will be called upon to satisfy this Guaranty only as a last resort after Williams has exhausted all other remedies available to it.

          (f) Upon performance of Williams under the Williams Guaranty, and the assignment to Williams by US Bank of US Bank's rights in any security interests granted by Ajay and/or its

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subsidiaries under the Ajay Loan Agreement and documents filed to perfect such security interests, Williams shall assign to Itin a proportionate interest in the same to the extent Itin pays amounts to Williams to satisfy the Guaranteed Obligations.

     6. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given only if and when (a) personally delivered, or (b) three business days after mailing, postage prepaid, by certified mail, or (c) when delivered (and receipted for) by an overnight delivery service, addressed in each case as follows:

               (i)   If to Williams to:

                     Dale J. Nelson, Chief Financial Officer
                     Williams Controls, Inc.
                     14100 SW 72nd Avenue
                     Portland, OR 97224
                     FAX NO (303) 684-9675

               with a copy to:

                     Mary M. Naikoetter, Esq.
                     Friedlob Sanderson Raskin
                      Paulson & Tourtillott, LLC
                     1400 Glenarm Place, Suite 300
                     Denver, CO 80202
                     FAX NO. (303) 595-3970

               (ii)  If to Itin, to:

                     Thomas W. Itin
                     7001 Orchard Lake Road, Suite 424
                     West Bloomfield, MI 48322-3608
                     FAX NO. (810) 851-5651

               with a copy to:

                     Thomas K. Ziegler, Esq.
                     7001 Orchard Lake Road, Suite 424
                     West Bloomfield, MI 48322-3608
                     FAX NO. (810) 851-5651

Persons entitled to notice hereunder may change the address for the giving of notices and communications to it or him, and/or copies thereof, by written notice to the other parties in conformity with the foregoing.

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     IN WITNESS WHEREOF, Itin has caused this Guaranty to be executed as of the date first above written.

                                           "ITIN"


                                           /s/ THOMAS W. ITIN
                                           ----------------------------
                                           Thomas W. Itin, Individually

                                           WILLIAMS CONTROLS, INC.


                                           By /s/ DALE J. NELSON
                                             --------------------------
                                             Dale J. Nelson, Chief
                                             Financial Officer






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